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                                                                     EXHIBIT 5.1

                                  September 9, 1996


Avant! Corporation
1208 East Arques Avenue
Sunnyvale, California 94086

            Re:   Registration Statement on Form S-4
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Ladies & Gentlemen:

          We have examined the Registration Statement on Form S-4 (File
No. 33-       ) originally filed by Avant! Corporation (the "Company") with the
Securities and Exchange Commission (the "Commission") on September 9, 1996, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,079,365 shares of the Company's Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

          It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the Joint Proxy Statement/Prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                 Very truly yours,


                                 /s/ Gunderson Dettmer Stough
                                     Villeneuve Franklin & Hachigian
                                 GUNDERSON DETTMER STOUGH
                                 VILLENEUVE FRANKLIN & HACHIGIAN